UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 18, 2025
Date of Report (Date of earliest event reported)

Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Texas	000-12247	75-1848732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham Avenue,	Tyler,	TX	75701
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code: (903) 531-7111

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value	SBSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2025, Lee R. Gibson, Chief Executive Officer (“CEO”) of Southside Bancshares, Inc. (the “Company”) and Southside Bank (the “Bank”), a subsidiary of the Company, and director of the Company and the Bank, notified the Company of his decision to retire as CEO, effective December 31, 2025. Mr. Gibson will continue as a member of the Board of Directors of the Company and the Bank. Following his retirement, Mr. Gibson will receive director compensation consistent with other non-employee directors. Mr. Gibson did not previously receive any separate compensation for serving on the Board during his tenure as an executive with the Company.

The Board of Directors of the Bank and the Company on September 18, 2025, approved the appointment of Keith Donahoe, the Company's and Bank's current President, to Chief Executive Officer and President of the Company and the Bank on the effective date of the retirement of Mr. Gibson.

Mr. Donahoe, 55, has over 30 years of experience in the banking industry. Mr. Donahoe has served as President of the Company and Southside since May 2024, overseeing various company-wide functions including credit and commercial lending activities, as well as information technology and bank operations. Upon joining Southside Bank in 2021, he first served as Austin Market President and later as Central Texas Regional President. Prior to joining Southside, he was with Frost Bank, a regional bank in Texas for 26 years, of which he served the last 10 years as an Executive Vice President.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: September 18, 2025	By:	/s/ JULIE N. SHAMBURGER
Julie N. Shamburger, CPA
Chief Financial Officer
(Principal Financial Officer)